UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2025

Commission File Number: 001-36556

El Pollo Loco Holdings, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	20-3563182
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3535 Harbor Blvd Suite 100, Costa Mesa, California 92626
(Address of principal executive offices)

714-599-5000
(Registrant's Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LOCO	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of El Pollo Loco Holdings, Inc. (the “Company”) previously approved amending the El Pollo Loco Holdings, Inc. Equity Incentive Plan (the “Equity Incentive Plan”), subject to stockholder approval. As disclosed in Item 5.07 of this Form 8-K, at the Company’s 2025 annual meeting of stockholders (the “Annual Meeting”), the Company’s stockholders approved the amendments to the Equity Incentive Plan that, among other things, increased the number of shares of the Company’s common stock available for award grants under the Equity Incentive Plan by 1,250,000 shares.

The foregoing summary of the amendments to the Equity Incentive Plan is qualified in its entirety by reference to the Equity Incentive Plan, as amended, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 5.07 of this Form 8-K, at the Annual Meeting the Company’s stockholders approved amendments (the “Amendments”) to the Company’s Amended and Restated Certificate of Incorporation to provide for the declassification of the Board of Directors of the Company and the elimination of supermajority voting requirements. The Amendments became effective upon the filing of an Amended and Restated Certificate of Incorporation of the Company incorporating the Amendments with the Delaware Secretary of State on June 3, 2025 (the “2025 Amended and Restated Certificate of Incorporation”).

Descriptions of the Amendments are set forth in Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2025 (the “2025 Proxy Statement”), which descriptions are incorporated herein by reference and are further qualified by reference to the full text of the Amendments included in the 2025 Amended and Restated Certificate of Incorporation, a copy of which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2025, the Company held its Annual Meeting. Of the 30,057,287 shares of common stock outstanding and entitled to vote as of April 2, 2025, the record date for the annual meeting, 27,215,547 shares were present in person or represented by proxy, or 90.55%, constituting a quorum. At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in more detail in the 2025 Proxy Statement.

The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

1.	Election of directors

Proposal 1 was the election of three nominees to serve as Class II directors until the 2028 annual meeting or until their successors are duly elected and qualified. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
William Floyd	17, 289, 008	7,045,398	2,881,141
Douglas Babb	16, 982, 139	7,352,267	2,881,141
Nancy Faginas-Cody	16,801,912	7,532,494	2,881,141

2.	Ratification of appointment of BDO USA, P.C. as the Company's independent registered public accounting firm

Proposal 2 was the ratification of the appointment of BDO USA, P.C., as the Company’s independent registered public accounting firm for 2025. The result of the vote was as follows:

Votes For	Votes Against	Abstentions
26,901,141	306,610	7,796

3.	Non-binding advisory vote regarding approval of the Company's named executive officers’ compensation

Proposal 3 was the non-binding advisory proposal regarding approval of the compensation of the Company's named executive officers. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,481,685	1,257,738	1,594,983	2,881,141

4.	Approval of the amendments to the Company's Equity Incentive Plan

Proposal 4 was the proposal regarding approval of amendments to the El Pollo Loco Holdings, Inc. Equity Incentive Plan. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17, 573, 345	5,173,894	1,587,167	2,881,141

5.	Approval of the amendment of the Company's Amended and Restated Certificate of Incorporation to declassify the Board of Directors of the Company

Proposal 5 was the proposal regarding approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation to declassify the board of directors of the Company. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,290,041	34,612	9,753	2,881,141

6.	Approval of the Company's Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements

Proposal 6 was the proposal regarding approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate supermajority requirements. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,242,417	48,020	43,969	2,881,141

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of El Pollo Loco Holdings, Inc.
10.1	El Pollo Loco Holdings, Inc. Equity Incentive Plan, as amended (included as Appendix B to the Company’s Definitive Proxy Statement filed with the Commission on April 17, 2025 and incorporated herein by reference)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.

Date: June 4, 2025	By:	/s/ Anne Jollay
		Name:	Anne Jollay
		Title:	Corporate Secretary

3